STATE OF SOUTH CAROLINA
                       )
CITY OF CHARLESTON     )

MUTUAL RELEASE

     THIS MUTUAL RELEASE is entered into and delivered as of this 24th day of December, 1996, by and among ENWIROMETRtCS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"'), THE UNITED STATES COMPANY, a corporation organized and existing under the laws of the Commonwealth of Vixginia ("USC"), RICHARD H. GUILFORD, an individual resident of the Commonwealth of Virginia ("Gui[ford"), MAUt~ITIO F. GIABBAI, an individual resident of the State of Georgia CGiabbai'), and ELSIE L. ROSE, and individual resident of the Commonwealth of Virginia ("Rose") (USC, Guilford, Giabbai and Rose being collectively referred to hereinafter as the "USC Group", and anyone of them individually as a "USC Member").

                                   WITNESSETH:

     WHEREAS, the parties hereto have entered into an Agreement, dated as of the date hereof (the '"Agreement"), whereby certain claims of the USC Group against the Company, its subsidiaries and affiliates, and certain other claims of the Company against the USC Group and/or certain USC Members, have been finally settled; and

     WHEREAS, thc Company and the USC Group, in consideration of the benefits and payments under the Agreement, lmve agreed to completely release each other from claims, actions, causes of action and damages accruing prior to the date of the Agreement, all as more particularly provided hereinbelow.

     NOW, THEREFORE, for valuable consideration whose receipt and sufficiency are hereby acknowledged, the parties agree as follows:

     1. Release by the Company. The Company hereby and forever releases, holds harmless and discharges the USC Group and each USC Member (individually and collectively), together with each of their personal representatives, heirs, successors and assigns (as applicable), from and against any and all claims, demands, counterclaims, actions, costs, causes of action, damages, debts, obligations, and liabilities of whatever nature (collectively, "USC Liabilities"). This Release extends to ali USC Liabilities, known or unknown, now existing or existing mdy in the future, matured or utunatured, foreseeable or urfforeseeable, lo the extent that USC Liabilities result or arise, directly or indirectly, frozn any relationship(s) of the USC Group or any' USC Member with the Company through the date of this Release ("Relationships"), or froth any act of the USC Group or any USC Member on or before the date of this Rel~se ("USC Acts"), as it relates to that certain Agreement dated July 11, 1995. Relationships include, but are not limited to, ownership of shares, options and/or warrants of the Company, services rendered under that certain Agreement dated July 11, 1995, by and between the Comprely and USC, and service rendered under any' and all other agreements between the USC Group or any USC Member and the Company, whether oral or written, express or implied. USC Acts include without limitation those that might give rise to liability in tort, in contract or by statutory role.

     2. Release by the USC Group. The USC Group and each USC Member, jointly and severally, hereby and forever release, hold harmless and discharge the Company, its past and present directors, officers, employees, agents, representative, subsidiaries, '~liates, successors and assigns, from and against any all claims, demands, counterclaims, actions, costs, causes of action, damages, debts, obligations, and liabilities of whatever nature (collectively, "Company Liabilities"). This Release extends to all matured or unmatured, foreseeable or unforeseeable, to the extent that Company LiabiliQes result or arise, directly or indirectly, from an>' Relationships, or from any act of the Company or any agent, representative, subsidiary, affiliate, successor or assign of the Company on or before the date of this Release ("Company Acts"), as it relates to that certain Agreement dated July 11, 1995. Company Acts include without limitation those that might give rise to liability in tort, in eontract or by statutory rule.

     IN WITNESS WHREOF, the parties hereto have executed this Mutual Release as of the date and year first written above.

                              ENVIROMETRIC, S, INC.

                           By: Walter H. Elliott, III
                                 Its'. President

                            THE UNITED STATES COMPANY

                               RICHARD H. GUILFORD

                               MAURIZIO F. GIABBAI

                                  Individually

                                  ELSIE L. ROSE
                                  Individually


STATE OF SOUTH CAROLINA COUNTY OF CHARLESTON

MEMORANDUM OF AGREEMENT

THIS AGREEMENT is made as of this 24th day of December, 1996, by and among ENVIROMETRICS, INC, a corporation organized and existing under the laws of the State of Delaware, THE UNITED STATES COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia (USC), RICHARD H. GUILFORD, an individual resident of the Commonwealth of Virginia ("Guilford"), MAURIZIO F. GIABBAI, an individual resident of the State Of Georgia, ("Giabbai"), and ELSIE L. ROSE, an individual resident of the Commonwealth of Virginia ("Rose") (Guilford, Giabbai, and Rose being referred to sometimes herein as a "USC Principal" and collectively as the "USC Principals"), with respect to all costs, fees, expenses or other compensation owed to USC or any USC Principal by ENVIROMETRICS, INC. and/or any of its affiliates or subsidiaries (the "Company").

The parties to this Agreement agree as follows:

1. No fees, expenses, or compensation whether in the form of cash, warrants equity or other value, shall be due from this date forward by the Company to USC or any USC Principal except (i) as expressly provided in this Agreement. (ii) as previously agreed between the Company and USC as to compensation and expenses to be paid to Rose for her activities as an employee of the Company, and (iii) reasonable expenses incurred after the date of this Agreement to be reimbursed by the Company to USC or any USC Principal provided, however, such expenses must be agreed upon in advance between or among the Company and USC and/or the USC Principals prior to the time such expenses are incurred by USC or any USC Principal.

2. The parties hereto agree that those two (2) certain Company promissory notes made payable to USC and dated on or about February 27, 1996, and August 12, I996 (collectively, the "First Notes"), on which the Company, on or about October 5, 1996, made a partial payment of One Hundred Twenty-Five Thousand Dollars ($125,000.00), are as of the date hereof fully paid and the collateral (as defined therein) securing the First Notes fully released, and that no other sums shall be due or payable on account of the First Notes or the documents executed in connection therewith. Further, USC and the USC Principals agree to immediately return all executed originals, proxies and/or instruments pertaining to the First Notes and the collateral securing the First Notes to the Company for cancellation and/or destruction by the Company, and to cooperate with all reasonable requests of the Company, including but not limited to delivery and execution of all necessary documents to cancel the First Notes and to release the collateral.

3. The parties hereto agree that the sum of the remaining note payable and all remaining expenses and compensation of any kind whatsoever owed by the Company to USC or any USC Principal is One Hundred Seventy-one Thousand Dollars ($171,000.00US). The Company hereby agrees to pay to USC the said amount pursuant to the promissory notes dated the date hereof, copies of which are attached as Attachments B and C and expressly incorporated herein by reference, in the amount of One Hundred Seventy-One Thousand Dollars ($171,000.00 US) (the, "New Notes"). The sums due under the New Notes shall be payable as follows:


Principal of Thirty-Five Thousand Dollars ($35,000,00 US) shall be due and payable at the time the Payor shall have received the cash proceeds from the Two Hundred Fifty-Five Thousand Dollars ($255,000.00 US) second mortgage note held by Envirometrics, Inc., that resulted from the sale of those certain real properties described in Attachment A to this Note and expressly incorporated herein by reference. Payor will pay interest monthly at the rate Payee is charged by Regency Bank (the "Bank"). (Current rate charged by the Bank is 8.75%.)

Principal of One Hundred Thirty-Six Thousand Dollars ($136,000.00 US) shall be due and payable in 60 equal monthly installments of $2,629.26 US including accrued interest thereon, commeneing on January 15, 1997 and on each 15m day of each month following until all Remaining Principal due under this Note is paid in full; provided, in any event that all sums due hereunder shall be due and payable on December 15, 2001 (the "Maturity Date"). The principal due under this Note, shall bear interest at the rate of Six Percent (6%) per annum on the Principal outstanding hereunder from time to time. This note shall be paid to the Payee directly from the second mortgage note interest payments from James Miller M.D,, executed with the company on December 19, 1996. if such payment is not received by the Company from James Miller, M.D., or if James Miller, M.D. then interest only shall be due and payable under this note.

Any unpaid principal on the Notes above shall be due and payable in full with accrued interest thereon on the settlement date of any sale by the Payor, public or private, of its securities of any character, if the net proceeds to the Payor from such sate, after the payment of fees and expenses incurred in connection wkh the sale, equal or exceed the sum of $1,000,000.00 US.

To secure the repayment of all sums due under the New Notes, the Company hereby grants to USC, pursuant to a security agreement dated as of the date hereof, a copy of which is attached as Attachment D and expressly incorporated herein by reference (the "Security Agreement"), a security interest in the Company's right, title and interest in and to (i) that certain Promissory Note from Trico Engineering Consultants, inc., formerly Trico Envirometrics, Inc., to Envirometrics, Inc. dated as of July 26, 1996, as amended from time to time thereafter in the amount of Six Hundred Thousand ($600,000.00 US), a copy of which is atittached as Attachment E E_ and expressly incorporated herein by reference (the "Trico Note"), and (1) that certain Pledge Agreement by and between Envkometrics, Inc. and Andrew C. Gillette dated as of July 26, 1996, as amended from time to time thereafter, pursuant to which Gillette pledges to the Company all of his interest in shares of Trico Envirometrics, Inc. stock and in options to purchase shares of Company common stock, a copy of which is attached as Attachment F and expressly incorporated herein by reference (the "Gillette Pledge Agreement").

5. The Company shall within a reasonable time following execution of this Agreement, issue or cause to be issued to USC, pursuant to the reasonable written instructions of USC actually received by the Company prior to issuance, one hundred twenty-five thousand (125,000) shares of validly authorized and previously unissued $. 001 par value Common Stock of the Company (the "USC Shares"), which stock shall not on the date of issuance to USC be registered under the, Securities Act of 1933 'or under any state securities or other "blue sky" laws, but which shall have the Registration Rights in Paragraph 9 hereof. The Company shall, in its sole discretion,determine its tax, securities, accounting and other reporting treatment of this transfer of shares, whether as
(a) a conversion of a liability from USC and any USC Principal, (b) an exchange of warrants, options, or other rights held or exercisable by or otherwise belonging to USC or any USC Principal to Purchase or receive, shares of Company stock or warrants therefor, or (c) any combination of (a) and (b), or any other treatment acceptable to the Company's accountants (the "Treatment").

6. Except as expressly provided in this Agreement, and notwithstanding the Treatment chosen by the Company pursuant to Paragraph 5 hereof, as of this date hereof, any and all outstanding or unissued options, warrants or other rights held or exercisable by or otherwise belonging to USC or any USC Principal to purchase or receive shares or warrants of Company stock shall be null and 'void, and any documents, proxies, or legal instruments providing for such rights shall be immediately returned to the Company.

7'. In connection with the closing of the matters agreed herein, the Company, USC and the USC Principals shall deliver to each other an executed mutual release in the form attached as Attachment G expressly incorporated herein by reference.

8. Nothing in this Agreement shall affect the employer/employee relationship previously entered into by and between the Company and Rose. Rose agrees to remain employed by the Company under the present terms and conditions of her employment. The Company agrees to pay on a timely basis all of Rose's fees and expenses reasonably relating to the business of the Company which are approved by the Company prior to being incurred.

9. In the event that the Company at any time subsequent to the date the Exchange Shares are issued to USC hereunder proposes to file a registration statement (other than a registration statement on a Form S-8 of Form S-14, or forms similar thereto in effect at the time of such filing) under the Securities Act of 1933 (as then in effect or any similar statute then in effect), in connection with a proposed public offering of securities, the Company agrees to immediately notify USC in writing, at least thirty (30) days prior to such proposed filing date of such registration statement. Within 30 days following delivery of such notice, USC may request that the Company include in such contemplated registration statement any shares of stock owned by USC (whether such ownership is by virtue of issuance pursuant to this agreement or pursuant to the exercise of USers rights under the New Note and related documents). Upon receipt of such notice, the Company will cause the shares of stock made the subject of such request to be covered by the Company.

In addition, and without limiting the foregoing, the Company agrees to register at least Fifty Thousand (50,000) Exchange Shares of the Company stock owned by USC or its designee, prior to June 30, 1997 (if so requested by USC), and to register any remainder of the Exchange Shares so owned by USC on demand, at any time after December 31, 1997, the registration to be effective within sixty (60) days following such written demand.

The Company will pay all expenses reasonably incurred by it and USC (including USC's attorney's fees, commissions and fees of underwriters or brokers with respect to the shares of the stock to be registered and sold by USC) in connection with the registration statement and any post-effective amendment thereto and in connection with qualifying the securities covered by the registration statement under the Blue Sky or other state securities' laws. USC shall furnish the Company and the Company shall furnish USC, such documents, including selling notices and opinions of counsel, as are typically and reasonable requested and delivered by an issuer and selling shareholder in a "piggy-back" or demand registration transaction of the type outlined above. USC and the Company, respectively, agree to provide such documentation and information on a timely basis to permit the registration statement covering the Exchange Shares and other shares of stock owned by USC to become effective on a prompt and orderly basis.

USC agrees to limit the number of registered shares it may sell following registration to no more than Twelve Thousand Five Hundred (12,500) shares during any calendar month for the first two (2) years following registration.

10. This Agreement shall bind and inure to the benefit of the parties hereto and to their respective personal representatives, heirs, successors or assigns.

11. If any term or provision of this Agreement shall to any extent be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such invalid term or provision to other persons or circumstances, shall not be affected thereby.

12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina. Any disputes under this Agreement shall be settled only and exclusively in the Courts of the State of South Carolina and each of the parties hereto consent to the exclusive jurisdiction and venue of such Courts.

13. This Agreement may be modified only by an agreement in writing and signed by the party against whom enforcement of any waiver, charge, modification, or discharge is sought.

14. All representations and warranties, covenants and amendments contained in this Agreement and in all documents and agreements incorporated herein shall survive the execution of this Agreement.

15. The individuals actually executing this Agreement personally represent and warrant that they have the necessary power and authority to execute this Agreement in behalf of thc party they represent, and that their signatures are sufficient to make this Agreement the binding and enforceable obligation of such party.

16. This document may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto are upon the same instrument,

17. This Agreement has been negotiated by the Parties hereto. The Parties represent and warrant to one another that each has actively participated in the finalization of this Agreement, have been represented by and consulted with counsel of their choice, and, in the event of a dispute concerning the interpretation of this Agreement, each Party hereby waives the doctrine that an ambiguity should be interpreted against the Party which has drafted the document.

18. This Agreement contains the entire agreement between the Parties hereto and supersedes and emilnates any and all prior agreements and understandings, oral or written, between the Parties hereto with respect to the matters set forth herein.

19. The Parties hereto understand and agree that that certain contract between Envirometrics, Inc..and The United States Company, dated as of July 11, 1995, as the same may have been amended from time to time thereafter (the "Contract") is null and void, and that this Agreement supersedes and replaces the Contract in every respect.

IN WITNESS WHEREOF, the Parties hereto have executed, or caused their duly authorized agents to execute, this Agreement the day and year first written above.

COMPANY: ENVIROMETRICS, INC.

Walter H. Elliott, III President

USC: THE UNITED STATES COMPANY

President

GUILFORD: RICHARD

GIABBAI:    MAURIZIO F. GIABBAI

Individually ROSE: ELSIE L. ROSE Individually